Exhibit 99.1

Overseas Shipholding Group to

Announce First Quarter 2023 Results on May 8, 2023 -

Correction to Share Repurchase Announcement

Tampa, FL – April 28, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that it plans to release first quarter results before the market opens on Monday, May 8, 2023.

The Company will host a conference call to discuss its first quarter 2023 results at 9:30 a.m. Eastern Time (“ET”) on Monday, May 8, 2023.

To access the call, participants should dial (844) 200-6205 for US callers and (929) 526-1599 for international callers and enter Access Code 874877. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.osg.com.

An audio replay of the conference call will be available for one week starting at 11:30 a.m. ET on Monday, May 8, 2023, by dialing (866) 813-9403 for US callers and (929) 458-6194 for international callers and entering Access Code 747475.

The Company also announced today that its March 17, 2023 press release announcing a share repurchase program incorrectly stated that the amount authorized by OSG’s Board of Directors was “up to ten million shares of the Company’s common stock.” The correct amount authorized for the share repurchase program was $10 million of the Company’s common stock. Information on shares acquired under the share repurchase program will be included in the Company’s earnings release and earnings conference call on May 8, 2023.

About Overseas Shipholding Group, Inc

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers doing business in Alaska, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at ww.osg.com.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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